UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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HEARTCORE ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

August [●], 2024

Dear Stockholders:

HeartCore Enterprises, Inc. is holding a Virtual Annual Meeting (the “Annual Meeting”) on Friday, September 27, 2024 at 8:00 a.m., Eastern Time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HTCR2024. You will need to provide your 16-digit control number that is on your proxy card. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Holders of record of HeartCore Enterprises, Inc.’s common stock at the close of business on August 2, 2024 are entitled to vote at the Annual Meeting.

It is important that your views be represented. Even if you plan to virtually attend the Annual Meeting, please vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can cast your vote at the virtual Annual Meeting. If you vote by proxy and also participate in the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

We appreciate your investment and interest in HeartCore Enterprises, Inc. and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Sumitaka Yamamoto
Sumitaka Yamamoto
Chairman of the Board, Chief Executive Officer and President

HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that HeartCore Enterprises, Inc., a Delaware corporation (“HeartCore”), will hold a Virtual 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, September 27, 2024, beginning at 8:00 a.m., Eastern Time, for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect six directors nominated by HeartCore’s Board of Directors, based on the recommendation of HeartCore’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To approve the amendment of HeartCore’s certificate of incorporation to effectuate a reverse stock split of HeartCore’s outstanding shares of common stock, at a ratio of no less than 1-for-[●] and no more than 1-for-[●], with such ratio to be determined at the sole discretion of the Board;

3.	To ratify the appointment of MaloneBailey, LLP as HeartCore’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

HeartCore’s Board of Directors has fixed the close of business on August 2, 2024 (the “Record Date”) as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ Sumitaka Yamamoto
Chairman of the Board, Chief Executive Officer and President

August [●], 2024

Your vote is very important. Even if you plan to virtually attend the Annual Meeting, we hope that you will read the Proxy Statement and vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

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HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of HeartCore Enterprises, Inc., a Delaware corporation (the “Company,” “HeartCore,” “we,” “our” or “us”), of proxies to be voted at our 2024 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will take place on Friday, September 27, 2024, beginning at 8:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/HTCR2024. You will need to provide your 16-digit control number that is on your proxy card to gain access to the Annual Meeting. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, and accompanying proxy are being furnished to holders of our common stock, par value $0.0001 per share, at the close of business on August 2, 2024 (the “Record Date”), the record date for the Annual Meeting. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Which items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.	To elect six directors nominated by HeartCore’s Board of Directors, based on the recommendation of HeartCore’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To approve the amendment of HeartCore’s certificate of incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of HeartCore’s outstanding shares of common stock, at a ratio of no less than 1-for-[●] and no more than 1-for-[●], with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

3.	To ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as HeartCore’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

How does the Board recommend I vote on each of the proposals presented in this Proxy Statement?

The Board recommends a vote FOR the election of each of the director nominees to be members of the Board; and FOR Proposals 2 and 3.

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Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the Record Date are entitled to receive the Notice of Annual Meeting and to vote their shares of common stock at the Annual Meeting. Holders of our common stock are entitled to one vote for each share of common stock held of record on the Record Date.

How many shares of common stock are outstanding?

As of the Record Date, there were [●] shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding common stock as a stockholder of record and as a beneficial owner?

If your common stock is registered in your name with our transfer agent, Transhare Corporation (“Transhare”), you are the “stockholder of record” of those shares. The Notice of Annual Meeting, this Proxy Statement and any accompanying materials have been provided directly to you by HeartCore.

If your shares of common stock are held through a broker, bank or other holder of record, you hold your common stock in “street name” and you are considered the “beneficial owner” of those shares of common stock. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your common stock by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Our management believes that each of Proposal 2 (approval of a Certificate of Incorporation amendment to effectuate the Reverse Stock Split) and Proposal 3 (ratification of the appointment of MaloneBailey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposals 2 and 3. However, Proposal 1 (election of directors) is a non-routine matter for which brokers do not have authority to vote your shares at the Annual Meeting if you do not provide instructions on how to vote your shares. Therefore, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted on all proposals at the Annual Meeting.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person (virtually) at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet or by telephone, or by signing and returning the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend (virtually) the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the virtual Annual Meeting.

Because many stockholders will not attend the virtual Annual Meeting personally, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by signing and returning the enclosed proxy card, your shares can be voted at the virtual Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation on Proposals 1, 2 and 3, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

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Voting via the Internet

You can vote your shares via the Internet by accessing www.virtualshareholdermeeting.com/HTCR2024 and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

Voting by Telephone

You can vote your shares by telephone by calling the number provided on the voting website (www.virtualshareholdermeeting.com/HTCR2024) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.

Voting by Mail

You can vote by mail by filling out the enclosed proxy card and returning it per the instructions on the card.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	Giving written notice to the Corporate Secretary of the Company;

●	Delivering a valid, later-dated proxy in a timely manner; or

●	Voting at the virtual Annual Meeting.

If you are a beneficial owner of common stock, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares of common stock for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Where can I find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional Form 8-K with the SEC to disclose the final voting results.

What is a quorum for the Annual Meeting?

The presence of the holders of [●] shares of common stock, in person (virtually) or by proxy at the Annual Meeting, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum. If you have returned valid proxy instructions or attend the virtual Annual Meeting, your common stock will be counted for the purpose of determining whether there is a quorum. Proxies that are marked “abstain” and proxies relating to “street name” common stock that are returned to us but marked by brokers as “not voted” will be treated as shares of common stock present for purposes of determining the presence of a quorum on all matters. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another date. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

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What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of common stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the common stock. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the common stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposal 1 (election of directors) is a non-routine item. If you do not give your broker instructions with regard to Proposal 1, brokers will not be permitted to vote your shares of common stock at the Annual Meeting in relation to this proposal.

Our management believes that each of Proposal 2 (approval of a Certificate of Incorporation amendment to effectuate the Reverse Stock Split) and Proposal 3 (ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the fiscal year ending December 31, 2024) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the virtual Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposals 2 and 3. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted at the Annual Meeting.

How many votes are required to approve each of the proposals presented in this Proxy Statement, and how are votes counted?

Proposal 1

With respect to Proposal 1 (election of directors), election of each director requires the affirmative vote of the majority of the votes present in person or represented by proxy at the Annual Meeting. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

Proposals 2 and 3

With respect to Proposal 2 (approval of a Certificate of Incorporation amendment to effectuate the Reverse Stock Split) and Proposal 3 (ratification of auditors), adoption of each of these proposals requires the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). With respect to each of Proposals 2 and 3, you may vote “for,” “against” or “abstain” from voting on each such proposal. Abstentions will have the effect of a vote “against” the respective proposal. Broker non-votes count as “present” to determine the presence of a quorum for the transaction of business, but they are not counted as shares cast. Abstentions and broker non-votes will be counted toward the quorum requirement

How will my common stock be voted at the Annual Meeting?

At the Annual Meeting, the Board (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares of common stock as you instruct. If you submit a proxy but do not indicate how you would like to vote your common stock, your shares will be voted as the Board recommends, which is as follows:

●	FOR Proposal 1 (election of directors proposal);

●	FOR Proposal 2 (approval of a Certificate of Incorporation amendment to effectuate the Reverse Stock Split); and

●	FOR Proposal 3 (ratification of auditors).

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What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect. Note, however, that if Proposal 3 (ratification of auditors) is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Who will pay for the cost of the Annual Meeting and this proxy solicitation?

We will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

Officers, Directors and Director Nominees

Our Board currently is comprised of six directors: Sumitaka Yamamoto, Ferdinand Groenewald, Kimio Hosaka, Heather Neville, Prakash Sadasivam, and Koji Sato. Based on the recommendation of our independent directors, the Board has nominated each of the current directors, listed below, to stand for election as directors at the Annual Meeting:

Sumitaka Yamamoto

Ferdinand Groenewald

Kimio Hosaka

Heather Neville

Prakash Sadasivam

Koji Sato

Based on the recommendation of our independent directors, the Board recommends a vote FOR Messrs. Yamamoto, Groenewald, Hosaka, Sadasivam, and Sato, and Ms. Neville. If elected, Messrs. Yamamoto, Groenewald, Hosaka, Sadasivam, and Sato, and Ms. Neville will serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal. If any of these nominees is unavailable for election, an event which the Board does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board.

Vote Required

Election of each director requires the affirmative vote of the majority of the votes cast at the Annual Meeting. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MESSRS. YAMAMOTO, GROENEWALD, HOSAKA, SADASIVAM, AND SATO, AND MS. NEVILLE.

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Below is biographical and other information about the nominees for election as director, including information concerning the particular experience, qualifications, attributes and/or skills that led the independent directors and the Board to determine that the nominee should serve as a director, or each director should continue to serve as a director, as the case may be.

Sumitaka Yamamoto. Mr. Yamamoto, age 59, has served as our Chairman of the Board of Directors since August 16, 2021 and served as our Chief Executive Officer and President and been a member of our Board of Directors since May 18, 2021. Mr. Yamamoto is also the founder of HeartCore Co. and has served as the Chief Executive Officer and member of the Board of Directors of HeartCore Co. since June 2009. Mr. Yamamoto is a seasoned information technology software programmer. Mr. Yamamoto graduated with a bachelor’s degree in Spanish from Kansai Gaidai University, Tokyo, Japan. Mr. Yamamoto does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yamamoto is qualified to serve on our Board of Directors due to his experience in all aspects of our business and his ability to provide an insider’s perspective in board discussions about the business and strategic direction of the Company. We believe that his experience gives him unique insights into our opportunities, challenges and operations.

Ferdinand Groenewald. Mr. Groenewald, age 40, has been an independent member of our Board of Directors since January 24, 2022. From January 2022 to July 2022, Mr. Groenewald served as the Chief Accounting Officer of Sadot Group, Inc. (f/k/a Muscle Maker, Inc., a Nasdaq listed company). From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Groenewald is qualified to serve as a member of our Board based on his education and extensive experience in the financial and accounting industries.

Kimio Hosaka. Mr. Hosaka, age 56, has served as our Chief Operating Officer and been a member of our Board of Directors since May 18, 2021. Mr. Hosaka has served as the Chief Operating Officer and member of the Board of Managers of HeartCore Co. since August 2015. Mr. Hosaka graduated with a bachelor’s degree in physics from Chuo University, Tokyo, Japan. Mr. Hosaka does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Hosaka is qualified to serve on our Board of Directors due to his experience in business and operations matters.

Heather Neville. Ms. Neville, age 52, has served as Vice President of People Operations (Human Resources) at PlayStation since January 2021. From June 2019 to January 2021, she was Senior Director of People Operations (Human Resources) at StubHub, an eBay Inc. (Nasdaq: EBAY) company, and from 2018 to 2019, Ms. Neville served as Senior Director of Go-to-Market Operations at Adobe Inc. (Nasdaq: ADBE). Prior to that time, she served as Senior Director, North American Business Operations (2017-2018) and Senior Director, Head of HR operations & Chief of Staff (2015-2017) at eBay Inc. She also previously held various positions at Dell Inc. (NYSE: DELL). Ms. Neville earned a Bachelor of Arts from Ecole Superieure de Gestion in Paris, France, and a Master of Business Administration from Paris Graduate School of Management in Paris, France. We believe that Ms. Neville is qualified to serve on our Board of Directors due to her experience in business, financial and public company matters.

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Prakash Sadasivam. Mr. Sadasivam, age 50, has served as our Chief Strategy Officer and been a member of our Board of Directors since February 1, 2023. Mr. Sadasivam is a technology entrepreneur and the founder of Sigmaways. Under his leadership, Sigmaways has grown into a global organization with a diverse team of experts in various technology fields. Mr. Sadasivam completed his undergraduate studies in Computer Science and Engineering from Vellore Institute of Technology in India. He has also completed Management Development for Entrepreneurs from UCLA, Anderson School of Management. He has also been official member of Forbes Technology Council since 2020. We believe that Mr. Sadasivam is qualified to serve on our Board of Directors due to his experience in business, and technology.

Koji Sato. Mr. Sato, age 55, has served as a member of our Board since September 2023. He is founder and Managing Partner of GIIP Global Advisory, Inc., a multi-country accounting and CFO service business. He has served as Managing Partner since its founding in 2009. Mr. Sato previously served as Senior Financial Officer and fund of funds manager for Japanese investors for AIFAM Inc. and as Senior Consultant at KPMG, LLP and PricewaterhouseCoopers Japan (Chuo-Aoyama Audit Corporation). Mr. Sato received a Masters in Business Administration from University of Southern California, Marshall School of Business, and a B.S. in Social Science from Hitotsubashi University in Tokyo, Japan. We believe that Mr. Sato is qualified to serve on our Board of Directors due to his experience in business, financial and accounting matters.

There are no family relationships among any of the Company’s directors or executive officers.

Our officers and directors are well qualified as leaders. In their prior positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Controlled Company and Director Independence

Our Board has determined in its business judgment that three of our six director nominees (Ferdinand Groenewald, Heather Neville and Koji Sato) are independent within the meaning of the rules of The Nasdaq Capital Market (“Nasdaq”), the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and related SEC rules.

The “controlled company” exception to Nasdaq’s rules provide that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of Nasdaq’s corporate governance rules. Mr. Yamamoto, our Chairman of Board, Chief Executive Officer and President, beneficially owns 10,607,159  shares of our common stock, which represent approximately 50.9%  of the voting power of our outstanding capital stock. As a result, the Company is a “controlled company” under Nasdaq’s corporate governance standards. As a controlled company, the Company does not have to comply with certain corporate governance requirements under Nasdaq rules, including the requirements that:

●	a majority of the Board consist of “independent directors” as defined by Nasdaq’s applicable rules and regulations;
●	the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors; and
●	director nominees be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

The Company has determined to avail itself of certain of these exemptions. More specifically, we do not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “controlled company,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “controlled company” under Nasdaq rules, the Company’s Board of Directors will take all action necessary to comply with Nasdaq’s corporate governance rules, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

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Notwithstanding the Company’s status as a controlled company, the Company will remain subject to the Nasdaq corporate governance standards that require the Company to have an audit committee with at least three independent directors, as well as to be composed entirely of independent directors.

Meeting Attendance

During the year ended December 31, 2023, the Board held 12 meetings and acted by unanimous written consent 20 times. The Audit Committee held one meeting during 2023. During 2023, each director attended more than 75% of the combined meetings of the Board and each committee on which he or she served. While the Company does not have a formal policy requiring members of the Board to attend annual meetings of stockholders, the Company encourages all directors to attend. Four of our directors attended our 2023 annual meeting of stockholders. All directors plan to attend the 2024 Annual Meeting.

Committees of the Board of Directors

Audit Committee

We have established an audit committee, which consists of three independent directors: Ferdinand Groenewald, Heather Neville and Koji Sato. Mr. Groenewald is the chair of the audit committee. Mr. Groenewald qualifies as an “audit committee financial expert” under SEC rules. Our audit committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.heartcore.co.jp.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

Compensation Committee

Because we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq Capital Market, we are not required to, and do not, have a compensation committee. If and when we are no longer a “controlled company”, we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq Capital Market. Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Capital Market standards.

Nominating and Corporate Governance Committee

Because we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq Capital Market, we are not required to, and do not, have a nominating and corporate governance committee. If and when we are no longer a “controlled company”, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq Capital Market. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Capital Market standards.

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A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Procedures for Recommending, Nominating and Evaluating Director Candidates

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws. A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting. Such documentation and the name of the director candidate should be sent by U.S. mail to:

HeartCore Enterprises, Inc. Board of Directors

c/o HeartCore Enterprises, Inc.

Attention: Corporate Secretary

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended December 31, 2022 to identify or screen potential director candidates. The Board will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees. The Code of Ethics and Business Conduct is available on our website at www.heartcore.co.jp.

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We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Mr. Yamamoto has served as our Chairman of the Board of Directors since August 16, 2021 and as our Chief Executive Officer since May 18, 2021. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Yamamoto is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, our Board holds executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks, and our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

HeartCore Enterprises, Inc. Board of Directors

c/o HeartCore Enterprises, Inc.

Attention: Corporate Secretary

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters, our compensation and benefit programs, or the nomination of directors and other corporate governance matters will remain with the full Board.

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Depending on the subject matter, the Company’s Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;
●	Attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or
●	Not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

EXECUTIVE COMPENSATION

2023 Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2023 and 2022 to certain of our executive officers, who we collectively refer to as our “named executive officers”, or “NEOs”.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sumitaka Yamamoto	2023	$525,102	—	—	$—	—	—	$—	$525,102
Chief Executive Officer	2022	$508,390	138,803	—	$—	—	—	$—	$647,193

Prakash Sadasivam	2023	$316,000	—	—	$—	—	—	$—	$316,000
Chief Strategy Officer	2022	$—	—	—	$—	—	—	$—	$—

Kimio Hosaka	2023	$159,102	—	—	$—	—	—	$—	$159,102
Chief Operating Officer	2022	$91,969	—	—	$—	—	—	$—	$91,969

Keisuke Kuno	2023	$145,831	—	—	$—	—	—	$—	$145,831
CX DIV. Vice President	2022	$103,535	—	—	$—	—	—	$—	$103,535

Employment Agreements

Executive Employment Agreement with Sumitaka Yamamoto

On October 28, 2022, we entered into an Amendment Agreement to the Executive Employment Agreement dated as of February 9, 2022. Pursuant to the Amendment Agreement, Mr. Yamamoto’s annual salary increased from $381,000 to $450,000, effective November 1, 2022.

Executive Employment Agreement with Qizhi Gao

On January 10, 2023, we entered into an Amendment Agreement to the Executive Employment Agreement dated as of February 9, 2022. Pursuant to the Amendment Agreement, Mr. Gao’s annual salary increased from $54,012 to $120,222, effective January 1, 2023.

Executive Employment Agreement with Kimio Hosaka

On January 10, 2023, we entered into an Amendment Agreement to the Executive Employment Agreement dated as of February 9, 2022. Pursuant to the Amendment Agreement, Mr. Hosaka’s annual salary increased from $95,459 to $164,770, effective January 1, 2023.

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Executive Employment Agreement with Hidekazu Miyata

On January 10, 2023, we entered into an Amendment Agreement to the Executive Employment Agreement dated as of February 9, 2022. Pursuant to the Amendment Agreement, Mr. Miyata’s annual salary increased from $75,600 to $112,616, effective January 1, 2023.

Executive Employment Agreement with Keisuke Kuno

On January 10, 2023, we entered into an Amendment Agreement to the Executive Employment Agreement dated as of February 9, 2022. Pursuant to the Amendment Agreement, Mr. Kuno’s annual salary increased from $109,000 to $152,308, effective January 1, 2023.

Employment Agreement with Prakash Sadasivam

On February 1, 2023, we entered into an Employment Agreement with Prakash Sadasivam whereby Mr. Sadasivam serves as our Chief Strategy Officer. Mr. Sadasivam’s annual salary is $96,000.

Provisions Applicable to All Employment Agreements

Each of the Employment Agreements as described above, has an initial term of one year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the applicable executive to the material detriment of the Company;

●	the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

●	the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

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For purposes of each agreement, “Good Reason” means:

●	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

●	the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

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●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

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Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of two years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with the Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to the Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with the Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom the Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which the Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of three years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of the Company the employment of such Company employee by any other commercial enterprise other than the Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than the Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various states’ laws, there is no assurance that the non-compete provisions or the non-solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

Award Agreements

On February 9, 2022, each of the executives for whom an employment agreement was executed was issued a number of shares of restricted stock pursuant to the Company’s 2021 Equity Incentive Plan. These awards were made pursuant to the form of restricted award agreement which is attached to the 2021 Equity Incentive Plan. Each of the award agreements provides that the shares vest 25% a year, on each annual anniversary of the date of the employment agreement, subject to earlier vesting and forfeiture as described in the employment agreements (as described above). In other words, the grants vest with respect to 25% of the shares on each of February 9, 2023, February 9, 2024, February 9, 2025 and February 9, 2026. The first 25% shares of restricted stock of 21,454 shares were issued on February 16, 2023, and the second 25% shares were issued on February 9, 2024.

Name	Number of Shares of Restricted Stock
Sumitaka Yamamoto	45,720
Qizhi Gao	6,481
Kimio Hosaka	11,455
Hidekazu Miyata	9,072
Keisuke Kuno	13,092

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On February 24, 2022, and effective February 22, 2022, the Audit Committee and the Board of Directors approved the payment by the Company of a performance-linked executive bonus in the amount of 18,000,000 Japanese Yen (approximately $138,803), to Sumitaka Yamamoto, the Company’s Chairman of Board, Chief Executive Officer, President and majority stockholder, in consideration of Mr. Yamamoto’s prior performance for the benefit of the Company and its stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the executive officers as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Of Stock that Have Not Vested (#)	Market Value Per Share Of Shares Or Units of Stock That Have Not Vested ($)
Sumitaka Yamamoto	-	-	$-	-	34,290	$0.638
Keisuke Kuno	37,500	37,500	$2.5	12/25/2031	9,819	$0.638
Kimio Hosaka	50,000	50,000	$2.5	12/25/2031	8,592	$0.638
Hidekazu Miyata	25,000	25,000	$2.5	12/25/2031	6,804	$0.638
Qizhi Gao	25,000	25,000	$2.5	12/25/2031	4,861	$0.638

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan, or other retirement benefits.

Potential Payments Upon Termination or Change in Control

As described under “Employment Agreements” above, each of the executives with whom the Company has entered into employment agreements are entitled severance if their employment is terminated by the Company without “Cause” or is terminated by the applicable executive with “Good Reason”, in each case as described above.

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Director Compensation

Other than as set forth in the table and described more fully below, we did not pay any compensation or make any equity awards or non-equity awards to any of our non-employee directors during fiscal year 2023. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During fiscal year 2023, each of Sumitaka Yamamoto, our Chief Executive Officer, Kimio Hosaka, our Chief Operating Officer, and Prakash Sadasivam, our Chief Strategy Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. See the section titled “Executive Compensation” for more information about the compensation for these individuals for fiscal year 2023.

The following table presents the total compensation for each person who served as a non-employee director of the Company during fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Takeshi Omoto	40,500	-	40,500
Yoshitomo Yamano	45,295	-	45,295
Yuki Tan	40,500	-	40,500
Yuta Katai	40,500	-	40,500
Ferdinand Groenewald	57,000	-	57,000
Heather Marie Neville	34,000	-	34,000
Koji Sato	13,794	-	13,794

Independent Director Agreements

On June 1, 2023, Heather Marie Neville entered into a Director Agreement, and on November 1, 2023, Ms. Neville entered into an Independent Director Agreement. On September 29, 2023, Koji Sato entered into an Independent Director Agreement. Previously, Ferdinand Groenewald entered into the Company’s form of Independent Director Agreement.

The Independent Director Agreements provide that each non-employee director will be compensated as follows:

●	Each director will be paid the sum of $50,000 annually for director’s service as a director of the Company, to be paid $12,500 each calendar quarter, payable within five business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Audit Committee and an additional sum of $3,000 annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within five business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

The Independent Director Agreements contain additional terms. During the term of the applicable director agreement, the Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500) must be approved in advance by the Company.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable director in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

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Each of the agreements provide that, during the term (which continues as long as the applicable director is serving as a director of the Company), the applicable director is be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable director’s position with the Company in any capacity, in an amount not less than the highest amount available to any other director, and such coverage and protections, with respect to the various liabilities as to which the applicable director has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term. Any indemnification agreement entered into between the Company and the applicable director will continue in full force and effect in accordance with its terms following the termination of the applicable agreement.

Each of the agreements contains customary representations and warranties by the applicable director, relating to the agreement, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

2023 Equity Incentive Plan

On August 1, 2023, the Board approved, and proposed for stockholder approval, the 2023 Equity Incentive Plan (the “2023 Plan”). The shareholders approved the 2023 Plan at the Annual Shareholder’s meeting on September 29, 2023. The 2023 Plan provides for various stock-based incentive awards, including incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The 2023 Plan highlights and the summary of the material features of the 2023 Plan appearing below are qualified in their entirety by reference to the copy of the 2023 Plan attached as Appendix I to the Proxy Statement filed with the SEC on August 18, 2023.

Highlights of the 2023 Plan are as follows:

●	The Board or a committee of the Board will administer the 2023 Plan.
●	The total number of shares of common stock authorized for issuance under the 2023 Plan is 2,000,000 shares, or approximately 9.60% of the common stock outstanding at the time of approval.
●	No non-employee director may be granted awards under the 2023 Plan during any calendar year if such awards would exceed a total value of $300,000 (calculated in accordance with the terms of the 2023 Plan).
●	The exercise price of options and SARs may not be less than the fair market value of the common stock on the date of grant.
●	In addition to other vesting requirements, the administrator may condition the vesting of awards on the achievement of specific performance targets.

Material Features of the 2023 Plan

Term

The 2023 Plan is effective August 1, 2023 and will terminate on August 1, 2033, unless the Board terminates it earlier.

Purpose

The purpose of the 2023 Plan is to provide a means through with the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders.

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Administration

Pursuant to the terms of the 2023 Plan, the Board or a committee of the Board shall administer the 2023 Plan. The administrator will have the authority to, among other things, (i) determine fair market value under the 2023 Plan; (ii) select the service providers to whom awards may be granted; (iii) determine the number of shares to be covered by each award granted under the 2023 Plan; (iv) approve forms of award agreements for use under the 2023 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2023 Plan, of any award, with such terms and conditions including, but not being limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator will determine; (vi) determine whether an award will be settled in shares, cash, other property or in any combination thereof; (vii) construe and interpret the terms of the 2023 Plan and awards granted pursuant to the 2023 Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2023 Plan, including rules and regulations relating to sub-plans; (ix) modify or amend awards; (x) correct any defect, supply any omission or reconcile any inconsistency in the 2023 Plan or any award agreement and make all other determinations and take such other actions with respect to the 2023 Plan or any award as the administrator may deem advisable to the extent not inconsistent with the provisions of the 2023 Plan or applicable law; and (xi) make all other determinations deemed necessary or advisable for administering the 2023 Plan.

The administrator will have the discretion to select particular performance targets in connection with awards under the 2023 Plan.

Eligibility

Employees, directors and consultants (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries will be eligible to receive awards under the 2023 Plan. ISOs may only be granted to employees.

Grants

The administrator may, from time to time, grant awards under the 2023 Plan to one or more eligible participants. All awards will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the administrator and as set forth in any applicable award agreement, including, without limitation, attainment of performance targets, consistent with the terms of the 2023 Plan.

Maximum Shares Available

Subject to the provisions of the 2023 Plan, the maximum aggregate number of shares that may be subject to awards and sold under the 2023 Plan is 2,000,000. The shares may be authorized but unissued, or reacquired common stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, RSUs, performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than options or SARs, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2023 Plan (unless the 2023 Plan has terminated).

Adjustments

In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, will adjust the number and class of shares of stock that may be delivered under the 2023 Plan and/or the number, class, and price of shares of stock covered by each outstanding award, and the numerical share limits provided in the 2023 Plan.

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Stock Options

The administrator may grant options to purchase shares of common stock under the 2023 Plan to eligible participants for such numbers of shares and having such terms as the administrator designates and consistent with the 2023 Plan. However, ISOs may only be granted to employees of the Company or its subsidiaries. The administrator will also determine the type of option granted (e.g., ISO) or a combination of various types of options. Each option granted under the 2023 Plan will be evidenced by an award agreement.

The exercise price for an option may not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted; provided, however, that in the case of an ISO granted to an employee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary, the exercise price will be no less than 110% of the fair market value on the grant date.

The term of each option will be stated in the applicable award agreement. In the case of an ISO, the term will be no more than 10 years from the date of grant. In the case of an ISO granted to a participant who, at the time the ISO is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the award agreement.

Stock Appreciation Rights

The administrator may grant SARs under the 2023 Plan to eligible participants having such terms as the administrator designates and consistent with the 2023 Plan. Each SAR granted under the 2023 Plan will be evidenced by a SAR agreement. The exercise price for a SAR may not be less than 100% of the fair market value of the Company’s common stock on the date the SAR is granted.

Restricted Stock

The administrator may grant shares of restricted stock under the 2023 Plan to eligible participants in such amounts and upon such terms as the administrator determines and consistent with the 2023 Plan.

Except as provided in the 2023 Plan or as the administrator determines, shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction. The administrator, in its sole discretion, may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate. Except as otherwise provided in the 2023 Plan, shares of restricted stock will be released from escrow as soon as practicable after the last day of the period of restriction or at such other time as the administrator may determine. The administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

During the period of restriction, grantees holding shares of restricted stock granted under the 2023 Plan may exercise full voting rights with respect to those shares, unless the administrator determines otherwise. During the period of restriction, grantees holding shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the administrator provides otherwise. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

On the date set forth in the award agreement, the restricted stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the 2023 Plan.

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Restricted Stock Units

The administrator may grant RSUs under the 2023 Plan to eligible participants in such amounts and upon such terms as the administrator determines and consistent with the 2023 Plan. The administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the grantee. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

Upon meeting the applicable vesting criteria, the grantee will be entitled to receive a payout as determined by the administrator or as set forth in the applicable award agreement. Notwithstanding the foregoing, at any time after the grant of RSUs, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the administrator and set forth in the award agreement. The administrator, in its sole discretion, may settle earned RSUs in cash, shares of common stock, or a combination of both.

Grantees will have no voting rights with respect to shares of common stock represented by RSUs until the date of the issuance of such shares. However, the administrator, in its discretion, may provide in the applicable award agreement that the grantee will be entitled to dividend equivalent rights with respect to the payment of cash dividends on common stock during the period beginning on the date such award is granted and ending, with respect to each share subject to the award, on the earlier of the date the award is settled or the date on which it is terminated. Dividend equivalent rights, if any, shall be paid by crediting the grantee with a cash amount or with additional whole RSUs as of the date of payment of such cash dividends on common stock, as determined by the administrator. The number of additional RSUs (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of common stock represented by the RSUs previously credited to the grantee by (b) the fair market value per share of common stock on such date. Such cash amount or additional RSUs will be subject to the same terms and conditions and will be settled in the same manner and at the same time as the RSUs originally subject to the RSU award. In the event of a dividend or distribution paid in shares of common stock or other property or any other adjustment made upon a change in the capital structure of the Company as provided in the 2023 Plan, appropriate adjustments will be made in the grantee’s RSU award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the grantee would be entitled by reason of the shares of common stock issuable upon settlement of the award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the award.

On the date set forth in the award agreement, all unearned RSUs will be forfeited to the Company.

Performance Units and Performance Shares

Performance awards may be granted to eligible participants at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Each performance unit will have an initial value that is established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of common stock on the date of grant.

The administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the grantees. Each performance award will be evidenced by an award agreement that will specify the performance period, and such other terms and conditions as the administrator, in its sole discretion, will determine.

The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion (“Performance Goals”). Performance Goals shall be established by the administrator on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the terms of the 2023 Plan.

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Performance Measures may be based upon one or more of the following, as determined by the administrator: (1) revenue; (2) sales; (3) expenses; (4) operating income; (5) gross margin; (6) operating margin; (7) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (8) pre-tax profit; (9) net operating income; (10) net income; (11) economic value added; (12) free cash flow; (13) operating cash flow; (14) balance of cash, cash equivalents and marketable securities; (15) stock price; (16) earnings per share; (17) return on stockholder equity; (18) return on capital; (19) return on assets; (20) return on investment; (21) total stockholder return; (22) employee satisfaction; (23) employee retention; (24) market share; (25) customer satisfaction; (26) product development; (27) research and development expenses; (28) completion of an identified special project; and (29) completion of a joint venture or other corporate transaction.

After the applicable performance period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

Payment of earned performance units or performance shares will be made as soon as practicable after the expiration of the applicable performance period. The administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of common stock (which have an aggregate fair market value equal to the value of the earned performance units/shares at the close of the applicable performance period) or in a combination thereof.

On the date set forth in the award agreement, all unearned or unvested performance units or performance shares will be forfeited to the Company, and again will be available for grant under the 2023 Plan.

Restricted stock and RSUs granted to officers and employees may be granted with the intent that the award satisfy the “Performance-Based Exception” (any such award intended to satisfy the Performance-Based Exception, a “Qualified Performance-Based Award”). The grant, vesting, or payment of a Qualified Performance-Based Award may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more performance targets as determined by the administrator (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis, any of which may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period) for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions, or business or operational units, or any combination of the foregoing. The performance period applicable to any performance units or performance shares may not be less than three months nor more than 10 years. To satisfy the Performance-Based Exception, the performance measure(s) applicable to the Qualified Performance-Based Award and specific performance formula, goal or goals (“targets”) must be established and approved by the administrator during the first 90 days of the applicable performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.

Participants shall have no voting rights with respect to shares of common stock represented by performance share awards until the date of the issuance of such shares of common stock, if any. However, the administrator, in its discretion, may provide in the award agreement evidencing any performance share award that the participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on common stock during the period beginning on the date the award is granted and ending, with respect to each share subject to the award, on the earlier of the date on which the performance shares are settled or the date on which they are forfeited. Such dividend equivalent rights, if any, shall be credited to the participant either in cash or in the form of additional whole performance shares as of the date of payment of such cash dividends on common stock, as determined by the administrator and as provided in the 2023 Plan. Dividend equivalent rights shall not be paid with respect to performance units.

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Other Equity-Based Awards and Other Cash-Based Awards

The administrator may grant other equity-based awards and other cash-based awards under the 2023 Plan to eligible persons, pursuant to the terms of the 2023 Plan.

Amendment and Termination

The administrator may amend, alter, suspend or terminate the 2023 Plan. However, the Company will obtain stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws.

Federal Income Tax Effects of the 2023 Plan

The federal income tax consequences applicable to the Company in connection with ISOs, NQSOs, SARs, restricted stock, RSUs and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. A participant should consult with his or her tax advisor regarding the taxation of awards under the Plan. Under current federal income tax laws, however, a participant will generally recognize income with respect to grants of stock options, SARs, restricted stock, RSUs and performance awards as described below.

Stock Options

Stock options may be granted in the form of ISOs or NQSOs. ISOs are eligible for favorable tax treatment under the Code. To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year (determined as of the dates of grants of the ISOs) is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO or NQSO. At the time of exercise of a NQSO, the holder realizes compensation income in the amount of the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised. At the time of exercise of an ISO, no compensation income, however, is recognized but the difference between the grant price and the fair market value of the Company’s common stock on the date of exercise multiplied by the number of shares for which the option is exercised is an item of tax preference which may require the payment of alternative minimum tax. The tax basis for determining capital gain or loss from the sale of stock acquired pursuant to a NQSO is the fair market value of the stock or the date of exercise. If the shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price is taxed as capital gains. If the shares acquired on exercise of an ISO are disposed of, including disposition by gift, within two years after grant or one year of exercise, the holder realizes compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized are taxed as capital gains. The Company generally is entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option under the 2023 Plan.

Compensation income recognized by the exercise of NQSOs is subject to Federal Insurance Contributions Act (“FICA”) and Medicare taxes when the optionee is an employer and self-employment tax when the optionee is a director. Compensation income realized upon the premature disposition of stock acquired pursuant to an ISO is not subject to FICA and Medicare taxes.

SARs and RSUs

SARs are taxed on the date of exercise and RSUs are taxed on the date of vesting. A participant is taxed on the amount he or she is paid upon exercise of an SAR or vesting of an RSU. The Company accrues a corresponding deduction. The amount taxed is also subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director.

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Restricted Stock

Participants recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The amount taxed is subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director. The Company is entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation/income to the participant and are deductible by the Company. The value of the stock on the date the restriction period ends becomes the participant’s tax basis for determining subsequent capital gain or loss on the sale of the stock. A participant may elect to have the fair market value of restricted stock taxed to him or her at the time of grant. In this event, the participant recognizes no income when the restrictions lapse. The participant’s tax basis in the stock, for determining capital gain or loss upon the subsequent sale of the stock, is the fair market value of the stock on the date of grant. In this event, the Company accrues a tax deduction equal to the amount of income recognized by the participant on the grant date, and the participant does not accrue a tax deduction or benefit in the event the stock is subsequently forfeited.

Performance Awards

Cash payments pursuant to performance awards are taxable as compensatory income to a participant when it is paid and the Company accrues a corresponding income tax deduction in this amount. The amount taxed is subject to FICA and Medicare taxes.

Code Section 162(m)

Section 162(m) of the Code limits the deductibility by the Company of compensation paid to the CEO and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain “qualified performance-based compensation.” Payments or grants under the 2023 Plan are intended to qualify as “qualified performance-based compensation” under the Code and applicable regulations.

Code Section 280G and 4999

A 20% excise tax is imposed under Code Section 4999 on participants who receive certain payments in connection with a change of control of the Company and the Company cannot deduct such payments. It is possible that the value of accelerated vesting and lapse of restrictions on 2023 Plan awards could constitute change of control payments and that (i) the value of the acceleration could be subject to the excise tax, (ii) this could cause other Company change of control payments to be subject to the tax, and (iii) in this event, the Company would not be able to deduct these items for income tax purposes.

New Plan Benefits

As of the Record Date, approximately 80 employees, five non-employee directors and nine consultants are eligible to participate in the 2023 Plan. The benefits or amounts that the Company’s Chief Executive Officer, the other named executive officers, other employees or non-employee directors may receive under the 2023 Plan are not determinable because all benefits or amounts are at the discretion of the administrator.

As of December 31, 2023, the Company has not granted any stock-based compensation awards to employees, including officers, or non-employee directors pursuant to the 2023 Plan.

2021 Equity Incentive Plan

Overview

The Board of Directors and stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”) on August 6, 2021. Under the 2021 Plan, 2,400,000 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiary. The 2021 Plan authorizes equity-based and cash-based incentives for participants. There were 4,330 shares available for award as of March 30, 2024 under the 2021 Plan.

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The purpose of 2021 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2021 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code of 1986, as amended (the “Code”), to preserve the intended tax consequences of the 2021 Plan, or deemed necessary or advisable by the Board, the 2021 Plan and any amendment to the 2021 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2021 Plan will terminate ten years from the date of adoption.

Authorized Shares

A total of 2,400,000 shares of the Company’s common stock are authorized for issuance pursuant to the 2021 Plan. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board.

Additionally, if any award issued pursuant to the 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2021 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2021 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2021 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2021 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2021 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2021 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

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Restricted Stock Units

RSUs may be granted under the 2021 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2021 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2021 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2021 Plan.

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Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiary or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

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Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2021 Plan provided such action does not impair the existing rights of any participant. The 2021 Plan automatically will terminate on August 6, 2031, unless it is terminated sooner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The following is a summary of the related party transactions during the fiscal years ended December 31, 2023 and 2022, and any proposed transactions, requiring disclosure pursuant to Item 404 of Regulation S-K. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions

As of December 31, 2023 and 2022, the Company has a due to related party balance of $1,476 and $402, respectively, from Sumitaka Yamamoto, the Chief Executive Officer (“CEO”) and major shareholder of the Company. The balance is unsecured, non-interest bearing and due on demand. During the year ended December 31, 2023, the related party paid operating expenses on behalf of the Company and received the payments in a net amount of $1,123. During the year ended December 31, 2022, the Company repaid to the related party for operating expenses the related party paid on behalf of the Company in a net amount of $575.

As of December 31, 2023 and 2022, the Company has a loan receivable balance of $227,704 and $294,919, respectively, from Heartcore Technology Inc., a company controlled by the CEO of the Company. The loan was made to the related party to support its operation. The balance is unsecured, bears an annual interest of 1.475%, and requires repayments in installments starting from February 2022. During the years ended December 31, 2023 and 2022, the Company received repayments of $45,404 and $44,871, respectively, from this related party.

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During the period from January 1, 2022 through January 13, 2022, the Company completed a private placement, in which, it issued 30,000 shares of common shares at a purchase price of $2.50 per share to the officers of the Company for an aggregate amount of $75,000.

Director Independence

The Company’s Board of Directors has affirmatively determined that three of its six directors, Ferdinand Groenewald, Heather Neville, and Koji Sato are independent directors of the Company within the meaning of Nasdaq Capital Market’s rules. We are a “controlled company” under Nasdaq Capital Market rules and are not required to have a majority of independent directors on the Board. See “Proposal 1—Election of Directors—Controlled Company and Director Independence” for additional information.

PROPOSAL 2—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT

On October 26, 2023, the Company received written notice (the “Bid Price Notice”) from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR,” and the Company continues to monitor the closing bid price of its common stock and evaluate its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Bid Price Notice indicated that the Company will be provided 180 calendar days, or until April 23, 2024, in which to regain compliance.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

On April 24, 2024, the Company received written notice from the Nasdaq Staff indicating that although the Company was not in compliance with the Minimum Bid Price Requirement, the Nasdaq Staff determined that the Company is eligible for an additional 180 calendar day period, or until October 21, 2024, to regain compliance. The Nasdaq Staff indicated that its determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all of the other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. Accordingly, there was no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR.”

If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will provide the Company with written confirmation of compliance and the matter will be closed.

There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement, even if it maintains compliance with the other listing requirements.

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In response to the Notification Letter and in an attempt to increase the share price of our common stock, we are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effectuate the Reverse Stock Split of our issued and outstanding common stock. On [●], 2024, our Board unanimously approved and declared advisable the proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal 2 will authorize the amendment of our Certificate of Incorporation to effectuate the Reverse Stock Split at a ratio of no less than 1-for-[●] and no more than 1-for-[●], with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share.

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board and may occur as soon as the day of the Annual Meeting. The effective date of the Reverse Stock Split will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Reverse Stock Split and not to file any amendment to our Certificate of Incorporation.

If we effectuate the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of common stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our common stock will remain unchanged at $0.0001 per share. No fractional shares of common stock will be issued as a result of the Reverse Stock Split.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effectuate the Reverse Stock Split, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Reverse Stock Split Amendment will be effective immediately upon filing with the Delaware Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such an amendment, and to not effectuate the Reverse Stock Split. The Board reserves the right to withdraw Proposal 2 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 2 should be disregarded.

Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our common stock to a level that will enable the Company to comply with the Minimum Bid Requirement. The Board of Directors believes that maintaining the Company’s Nasdaq listing is in the best interests of the Company and its stockholders. Among other things, the Board of Directors believes that the Company’s Nasdaq listing may enable the Company to achieve better access to capital, encourage investor interest and improve the marketability of our common stock to a broader range of investors. In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we believe the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the Reverse Stock Split is in the Company’s and its stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement, even if it maintains compliance with the other listing requirements.

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Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances. The Board reserves the right to withdraw Proposal 2 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 2 should be disregarded.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-[●] and no more than 1-for-[●] is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve Proposal 2, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

●	The historical and projected trading price and trading volume of our common stock;

●	General economic and other related conditions prevailing in our industry and in the marketplace; and

●	Our ability to meet Nasdaq’s Minimum Bid Requirement.

The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Board reserves the right to withdraw Proposal 2 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 2 should be disregarded.

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Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our common stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of our common stock.

Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our common stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of common stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our common stock.

Effect on Capital Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of common stock or preferred stock, or the par value of the common stock or preferred stock.

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Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our common stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of common stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

In the case of common stock registered directly on the books of Computershare, Inc., our transfer agent, only, no fractional shares of common stock will be issued as a result of the Reverse Stock Split. Rather, any fractional shares will be rounded up to the next higher whole share.

In the case of common stock held through a broker, bank or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of common stock.

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers, or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records)

All of our registered holders of common stock hold their shares electronically in book-entry form with our transfer agent. They are provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Reverse Stock Split Amendment effecting the amendment with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the one-year anniversary of stockholder approval of the Reverse Stock Split. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Board reserves the right to withdraw Proposal 2 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 2 should be disregarded. In addition, the Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Reverse Stock Split Amendment implementing the Reverse Stock Split has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval of the Reverse Stock Split, the Board will be deemed to have abandoned the Reverse Stock Split.

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Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

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The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Vote Required

Adoption of Proposal 2 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 2. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 2. Approval of Proposal 2 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey acted as our independent registered public accounting firm for the fiscal year ended December 31, 2023. The Audit Committee has appointed MaloneBailey to act in that capacity for the fiscal year ending December 31, 2024.

A representative of MaloneBailey is expected to be present virtually at the Annual Meeting.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that stockholders ratify the appointment of MaloneBailey as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain MaloneBailey or will appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The following is a summary of fees paid or to be paid to MaloneBailey, LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022.

	Years Ended December 31,
	2023	2022
Audit Fees	$560,000	$560,000
Audit-Related Fees	$60,000	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$620,000	$560,000

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings. The above amounts include interim procedures and audit fees, as well as attendance at Board meetings.

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Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for tax planning services and tax advice. The board of directors must specifically approve all other tax services.

All Other Fees. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The board of directors preapproves specified other services that do not fall within any of the specified prohibited categories of services.

Pre-Approval Policy

Since formation of our audit committee, all of the foregoing services were pre-approved by our audit committee. Our audit committee will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the SEC rules:

●	The Audit Committee has reviewed and discussed with management and with MaloneBailey, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 (the “2023 Financial Statements”).

●	MaloneBailey has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

●	The Audit Committee has received from MaloneBailey the written disclosures and the letter required by applicable requirements of the PCAOB regarding MaloneBailey’s communications with the Audit Committee concerning independence and has discussed MaloneBailey’s independence with them, and based on this evaluation and discussion, recommended that MaloneBailey be selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

●	Based upon the aforementioned review, discussions and representations of MaloneBailey, the Audit Committee recommended to the Board of Directors that the 2023 Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Audit Committee of the Board of Directors:

Ferdinand Groenewald, Chair
Heather Neville
Koji Sato

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Vote Required

The affirmative vote of the shares present and entitled to vote at the Annual Meeting is required to ratify the appointment of MaloneBailey as our independent registered public accounting firm. You may vote “for,” “against” or “abstain” from voting on Proposal 3. Abstentions will have the effect of a vote “against” Proposal 3. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 3.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF MALONEBAILEY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our current named executive officers and directors that beneficially own shares of our common stock; and
●	all our executive officers and directors as a group.

All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the Record Date. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o HeartCore Enterprises, Inc., 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan.

Name and Address of Beneficial Owner	Number and Nature of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock
Directors and Executive Officers:
Sumitaka Yamamoto	10,607,159	50.9%
Kimio Hosaka	107,124	*
Keisuke Kuno	92,430	*
Prakash Sadasivam	2,500,000	12.0%
Ferdinand Groenewald	-	-
Heather Neville	-	-
Koji Sato	-	-
All executive officers and directors as a group (9 persons) (2)	13,400,381	64.3%

Other 5% Stockholders:
Daishin Yasui	2,325,425	11.2%

*	less than 1%.

(1)	The percentages in the table have been calculated based on [●] shares of our common stock outstanding on the Record Date. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of the Record Date. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Includes the directors and named executive officers listed above, as well as (i) 21,620 shares beneficially owned by Qizhi Gao, our Chief Financial Officer; and (ii) 72,048 shares beneficially owned by Hidekazu Miyata, our Chief Technical Officer.

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OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Stockholders are urged to vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mail, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements filed as part of the Annual Report (the “2023 Form 10-K”), accompanies this Proxy Statement. We will provide stockholders with additional copies of the 2023 Form 10-K, without charge, upon written request to HeartCore Enterprises, Inc., Attention: Corporate Secretary, 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan. The 2023 Form 10-K and the exhibits thereto also are available, free of charge, from the SEC’s website (http://www.sec.gov.).

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Transhare Corporation, Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764.

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To delist yourself from householding in the future you may write us at HeartCore Enterprises, Inc., Attention: Corporate Secretary, 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan, or call +81-3-6409-6966. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2025 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Corporate Secretary, HeartCore Enterprises, Inc., 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan, no later than April 17, 2025. The proposals must comply with the rules of the SEC relating to stockholder proposals.

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to our Secretary at the address indicated above.

By Order of the Board of Directors,

/s/ Sumitaka Yamamoto
Chairman of the Board, Chief Executive Officer and President

August [●], 2024

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